Exhibit 10.5

LEASE AGREEMENT

THIS LEASE AGREEMENT (the “Lease”) is made and entered into as of June 15, 2005, by and between FRM Associates, LLC, a Nevada limited liability company (“Landlord”), and Storage Elements, Inc., a Minnesota Corporation (“Tenant”).

RECITALS:

A.

Landlord is the owner of the Project.

B.

Tenant desires to lease from Landlord and Landlord desires to lease to Tenant the Premises subject to and in accordance with the terms and conditions set forth herein.

AGREEMENTS:

NOW, THEREFORE, for good, fair and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby covenant and agree as follows:

ARTICLE 1.

DEFINITIONS

Defined terms utilized in this Lease are set forth on Schedule “1” attached hereto.  As used herein, such terms shall have such meanings to be equally applicable to both the singular and plural forms of the terms defined.

ARTICLE 2.

DEMISE; COMMON AREAS; TERM; LEASE YEAR

2.1.

Demise.  Subject to the terms and conditions of this Lease, Landlord leases to Tenant and Tenant hereby leases from Landlord, the Premises.  Landlord reserves unto itself the right to grant easements across, under or through the Land.  Subject to the terms and conditions of this Lease, Landlord also reserves unto itself the use of the exterior walls and the roof and the right to maintain, use, repair and replace pipes, ducts, conduits, wires and appurtenant fixtures existing in or leading through or under the Premises.  Any such activities by Landlord in the Premises shall not materially affect Tenant’s use of or access to the Premises and shall be done upon reasonable prior notice to Tenant and in a manner so as to minimize, to the extent practicable, any interference with Tenant’s use of the Premises for the Permitted Use. Landlord shall repair, at its sole cost and expense, any damage to the Premises and its contents caused by such activity or interference.

2.2.

Use of Common Areas.  Use by Tenant of the Premises shall include the non-exclusive use, in common with others, of the Common Areas, and such use shall be subject to the provisions of this Lease.

2.3.

Control of Common Areas.  The Common Areas shall be subject to the exclusive control and management of Landlord.  Landlord shall have the right to establish, modify and enforce, in a non-discriminatory manner, the Rules.  Landlord shall have the right to alter the Common Areas and to construct additions to or additional buildings in the Project resulting in a diminution or expansion of the Common Areas.  Any such activities by Landlord shall not materially affect Tenant’s use of or access to the Premises or any other rights granted to Tenant hereunder and shall be done so as to minimize, to the extent practicable, any interference with Tenant’s use of or access to the Premises for the Permitted Use.  Landlord shall have the right to construct and operate lighting and signs on all the Common Areas and improvements, to police the same, to change the area and location of parking areas, to restrict parking by Tenant, its agents and employees, to close temporarily or permanently the parking areas or facilities, and to perform other acts in and to the areas and improvements as Landlord may deem advisable in its sole discretion consistent with the terms of this Lease.

2.4.

Lease Term.  The term of this Lease shall be for the Lease Term, unless terminated sooner pursuant to any of the provisions hereof.  Tenant’s obligation to pay Rent shall commence on November 1, 2005.  Tenant shall have the right to extend the Initial Lease Term for one (1) additional four (4) year period (the “Extension Period”) upon the terms and conditions set forth below.  In order to exercise its right to extend, no uncured Event of Default shall exist as of the date of the Extension Notice and Tenant shall provide to Landlord written notice of the exercise of such right (the “Extension Notice”) no earlier than three hundred sixty (360) days and at least three hundred (300) days prior to expiration of the Lease Term.  During the period described in the preceding sentence and prior to the delivery of the Extension Notice, Tenant may request that Landlord provide Tenant with the amount of Base Rent for the Extension Period.  The Extension Notice, once given, shall be irrevocable.

2.5.

Lease Year.  The first Lease Year shall begin on the Commencement Date and shall end on December 31 of the year in which the Commencement Date occurs.  The second Lease Year shall begin on January 1 of the year following the year in which the Commencement Date occurs and each Lease Year thereafter during the Lease Term shall consist of a full calendar year, provided that if the Lease Term expires on a date other than December 31, the period of time from January 1 of that calendar year until such expiration date shall be construed as a Lease Year.

ARTICLE 3.

RENT AND OTHER CHARGES

3.1.

Base Rent.

(a)

Tenant shall pay in advance as base rent (the “Base Rent”) the monthly amounts set forth in Exhibit “B” attached hereto commencing on the Commencement Date and continuing thereafter on the first day of each subsequent calendar month.  Base Rent for any period during the Lease Term which is less than one (1) month shall be a pro-rata portion of the applicable monthly installment.

(b)

[Intentionally omitted].

3.2.

Utilities.  Landlord will cause mains, conduits, and other facilities necessary to supply water, electricity, and telephone and related communications services to be available to the boundaries of the Premises.  Tenant shall pay or cause to be paid when due, all charges, fees, assessments and related costs for public utility services (including, without limitation, gas, water, sewer, electricity, light, power, telephone, cable and other communication services and refuse and garbage collection) used, rendered or supplied in connection with the Premises throughout the Lease Term, which are separately metered to the Premises or directly incurred by Tenant and not otherwise included in Operating Expenses.

3.3

Taxes and Operating Expenses.

(a)

Tenant shall deposit with Landlord monthly (as a deposit and not as a payment) commencing on the Commencement Date an amount equal to Tenant’s Share of one-twelfth of the annual Taxes and Operating Expenses estimated by Landlord and communicated by Landlord to Tenant in writing as soon as reasonably practicable after the beginning of each Lease Year.  Such estimates may be revised by Landlord from time to time if Landlord reasonably estimates that Tenant’s Share of Operating Expenses or Taxes will vary from Landlord’s estimate.  Upon expiration of the Lease Term, the sums held by Landlord under this Section 3.3(a) shall be allocated between Landlord and Tenant as of such date based upon the periods with respect to which such sums are incurred, and Landlord shall be entitled to retain such portion as represents amounts incurred through such date, and the balance shall be returned to Tenant.  In the event this Lease is terminated due to an Event of Default, all sums held by Landlord under this Section 3.3(a) shall be retained by Landlord.

(b)

Within one hundred twenty (120) days after the end of each Lease Year,  Landlord shall provide Tenant with a detailed statement of the actual Operating Expenses and Taxes for the preceding Lease Year, and if Tenant has overdeposited or underdeposited its share of the actual

Operating Expenses and Taxes for the preceding Lease Year, Tenant or Landlord shall pay the other, as appropriate, the amount of such overpayment or underpayment, as the case may be, within thirty (30) days after the statement of actual Operating Expenses and Taxes is delivered by Landlord.

(c)

After Landlord has provided Tenant with a statement of the actual Operating Expenses and Taxes for any Lease Year, Tenant, at its expense, shall have the right for a period of one hundred fifty (150) days after receipt of such statement, to audit Landlord’s books and records relating to the actual Operating Expenses and Taxes for the period covered by such statement.  If Tenant fails to exercise its audit rights within said one hundred fifty (150) day period, Landlord’s statement of actual Operating Expenses and Taxes shall be deemed binding on Tenant.  Any such audit shall be concluded by Tenant within ninety (90) days following the commencement thereof.  If any audit shall prove that Tenant has overpaid its share of Operating Expenses and Taxes, the amount of such overpayment shall be promptly refunded to Tenant.  Tenant shall bear the costs of any audit conducted for or by it, unless such audit discloses that Landlord’s determination of Operating Expenses and Taxes has been overstated by more than five percent (5%), in which case Landlord shall reimburse Tenant for the cost of such audit within thirty (30) days of Landlord’s receipt of Tenant’s written demand for such reimbursement and a certified copy of the audit results.  Tenant may not request such an audit more than once for any Lease Year.

(d)

If the Project is not fully occupied at any time during any Lease Year, Landlord may reasonably adjust the Operating Expenses which vary with occupancy in the Project for such Lease Year, employing sound accounting and management principles, to the amount of Operating Expenses that would have been incurred had the Project been ninety-five percent (95%) occupied for the entire Lease Year, provided that in no event will Landlord collect in excess of the amount of all Operating Expenses and Taxes actually incurred in such Lease Year.

3.4.

Sales Taxes.  Tenant shall also pay directly or reimburse to Landlord, upon demand, for the full amount of any and all taxes, assessments, fees and other governmental charges, general and special, ordinary or extraordinary, of every kind and nature whatsoever (other than Landlord’s income taxes or any other taxes excluded from the definition of Taxes), levied, assessed, imposed or otherwise payable with respect to Base Rent or Additional Rent.  The provisions of this Section shall survive the expiration of the Lease Term or the earlier termination hereof.

3.5.

Personal Property Taxes.  Tenant shall pay before delinquency, any and all taxes levied or assessed during the Lease Term upon Tenant’s personal property.  In the event any or all of the personal property shall be assessed and taxed with the real property, Tenant shall pay to Landlord such taxes within thirty (30) days after written notice from Landlord setting forth the reasonable amount of such taxes applicable to personal property together with a copy of the tax bill and other evidence documenting that such tax is properly payable by Tenant.  Landlord shall cooperate with Tenant to communicate with the taxing authorities to attempt to cause the taxation of Tenant’s personal property to be segregated from the taxation of the Premises or the Project.

3.6.

Location of Payments.  Tenant shall for the entire Lease Term pay Rent to Landlord as herein provided at the address for Landlord set forth in Section 13.8 hereof or at such other place as Landlord may from time to time in writing designate.

3.7.

No Setoff.  All amounts due by Tenant to Landlord hereunder, including Base Rent and Additional Rent, shall be paid without any setoff, counterclaim or deduction whatsoever or any prior demand.  Except as expressly provided herein to the contrary, the covenant to pay Rent, whether Base Rent or Additional Rent, is hereby declared to be an independent covenant on the part of Tenant to be kept and performed and no act or circumstance whatsoever shall release, relieve or otherwise excuse Tenant of the obligation to pay Rent.

3.8.

Tax Installments. To the extent permitted by applicable Legal Requirements, Landlord will endeavor to have any special assessment levied against the Project over a period of years, and will include each installment thereof in Operating Expenses only in the year such installment is due.

ARTICLE 4.

CONSTRUCTION; ALTERATIONS; ADDITIONS

4.1.

Construction.

(a)

Landlord will substantially complete Landlord’s Work prior to the Commencement Date.

(b)

Tenant’s Work shall be performed by duly licensed and qualified contractors approved by Landlord, using only union labor to the extent practical, in accordance with all Legal Requirements in effect at the time such work is being performed, the standards set forth in Exhibit “D” attached hereto and in a good and workmanlike manner.  Tenant’s Work shall be in accordance with plans and specifications prepared by Tenant, at its sole cost and expense, and submitted to Landlord for its approval.  Landlord shall respond to Tenant’s request for approval of the plans and specifications for Tenant’s Work within ten (10) business days after receipt thereof; the failure of Landlord to respond within such period shall constitute approval of such plans and specifications.  In the event that Landlord does not approve such plans and specifications, Landlord shall notify Tenant of its objections thereto and Landlord and Tenant shall thereafter work cooperatively and in good faith to reach agreement upon mutually acceptable plans and specifications for Tenant’s Work.   Tenant shall cause Tenant’s Work to be in substantial conformity with such plans and specifications as Landlord may approve in writing (once so approved, the same are referred to herein as “Tenant’s Plans”).  Landlord agrees to reasonably assist Tenant in obtaining all necessary permits for Tenant’s Work from the appropriate Governmental Authorities.

(c)

[Intentionally omitted].

(d)

Tenant accepts the Premises as suitable for the purposes for which the same are leased and on an “as-is, where-is” basis; provided that Landlord will correct any latent defect in Landlord’s Work of which Tenant notifies Landlord in writing within two (2) years after the Commencement Date and any “punch list” items agreed to by Landlord and Tenant.

4.2.

[Intentionally omitted].

4.3.

Alterations.

(a)

Tenant will not make or allow to be made any alterations, additions or deletions in or to the Premises without the prior written consent of Landlord, except as set forth in Sections 4.1 and 4.3(b) hereof.  Such alterations, physical additions or improvements shall become part of the Premises and the property of the Landlord.

(b)

Tenant may, at its sole cost and expense, make alterations or additions to the Premises, other than with respect to Tenant’s Work, without Landlord’s prior consent, provided (i) such alterations or additions do not affect the structural integrity of the Improvements comprising the Premises, adversely affect any of the mechanical or electrical systems of the Improvements comprising the Premises, or alter in any way the intended or current use of the Premises; (ii) the cost of any such alteration or addition does not exceed $50,000 in any one instance or $100,000 in any single Lease Year; (iii) such alterations or additions are performed by duly licensed and qualified contractors, using only union labor to the extent practical, in accordance with all Legal Requirements and in a good and workmanlike manner; (iv) such alterations or additions are completed prior to the expiration of the Lease Term; (v) such alterations or improvements do not materially reduce the value of the Project or the Premises; and (vi) such alterations and improvements are made pursuant to plans and specifications delivered to Landlord in advance.

4.4.

Construction Liens.  Tenant shall pay when due, and indemnify, protect, defend and hold Landlord harmless from, all claims for labor or materials furnished or alleged to have been furnished to Tenant for use in the Premises, except for the cost of work where Landlord has agreed to pay for the same pursuant to this Article 4, which claims are or may be secured by any lien against the Premises or any interest therein in accordance with applicable law.  Tenant shall not permit any liens to be filed against the Premises or any interest therein and shall promptly obtain a release from any lien so filed or remove the same by bond in form and content reasonably satisfactory to Landlord.  Nothing in the Lease shall be construed in any way as constituting the consent or request of Landlord to any contractor, subcontractor, laborer, or materialman for the performance of any labor or the furnishing of any materials for any alteration, addition, improvement or repair to the Premises, nor as giving Tenant any right, power or authority to contract for or permit the rendering of services or the furnishing of materials that would give rise to the filing of a lien against the Premises.

4.5.

Removal of Improvements.  All alterations, additions and other improvements by Tenant shall become the property of Landlord and shall not be removed from the Premises, unless request is made by Landlord to Tenant to remove those alterations, additions and other improvements which were made without Landlord’s approval where such approval was required under this Lease.  All wires, cable, fiber, and other connecting materials installed by Tenant (exclusive of Landlord’s Work) shall be removed from the Project at Tenant’s sole cost and expense upon expiration of the Lease Term or earlier termination hereof.  All moveable equipment, trade fixtures, furniture, furnishings and signs installed in the Premises by Tenant (exclusive of Landlord’s Work) shall remain the property of Tenant and shall be removed upon the expiration of the Lease Term or at any time during the Lease Term; provided that any of such items as are affixed to the Premises and require severance may be removed only if Tenant repairs any damage caused by such removal and that Tenant shall otherwise comply with all of the terms, conditions and covenants to be performed by Tenant under this Lease with respect to such removal.  If Tenant fails to remove such items from the Premises by the expiration of the Lease Term or earlier termination of this Lease, all such equipment, trade fixtures, furniture, furnishings and signs shall become the property of Landlord, unless Landlord elects to require their removal, in which case Tenant shall, at its sole cost and expense, promptly remove the same and restore the Premises to substantially the same condition as existed on the date of this Lease.  Tenant need not remove any pipes or conduits provided that such pipes and conduits are properly cut and disconnected, except to the extent that Landlord elects to require Tenant to remove any pipes or conduits that Tenant installed and that are affixed, attached, or appurtenant to any machinery, equipment, or trade fixtures that are subject to removal hereunder.  The covenants contained in this Section shall survive the expiration of the Lease Term or earlier termination hereof.

4.6.

Signs.  Tenant covenants and agrees that it shall not, without the prior written consent of Landlord, paint, erect or install any signs, lettering or placards visible from the outside of the Premises or make any additions, alterations or changes to the exterior of the Premises.  Upon expiration of the Lease Term or the earlier termination of the Lease, Tenant shall at the request of Landlord remove such signs and shall promptly restore the surfaces to which the signs were affixed to their former condition.  The obligation set forth in the preceding sentence shall survive the expiration of the Lease Term or the earlier termination hereof.  Landlord will include Tenant’s name (and, to the extent practical, the names of the attorneys employed from time to time by Tenant) on a directory located in the lobby of the Improvements, provide Project standard suite identification for the Premises, and be responsible for removal of the same at Landlord’s sole cost and expense upon expiration of the Lease Term or the earlier termination hereof.

ARTICLE 5.

REPAIRS AND MAINTENANCE

5.1.

Landlord’s Obligations.  From and after the Commencement Date, Landlord shall:

(a)

maintain, repair and replace as needed all heating, ventilating, air conditioning, mechanical, electrical and plumbing systems, facilities and equipment which are located in or serve the Premises, and provided that Landlord shall not be obligated to maintain, repair or replace any systems installed by Tenant, including but not limited to mechanical, electrical, plumbing, or air conditioning facilities or equipment;

(b)

replace Project standard fluorescent electric lamps and ballasts used in the Premises;

(c)

furnish Tenant:  (i) hot and cold water, at those points of supply provided for general use of tenants in a manner suitable for normal office use of the Premises (other than to those areas of the Premises intended for storage use); (ii) heat and refrigerated air conditioning (other than to those areas of the Premises intended for storage use) in season at such times as Landlord normally furnishes these services to all tenants of the Project, and at such temperatures and humidity levels and in such amounts as are in accordance with any applicable Legal Requirements and standard for comparable buildings in the Minneapolis/St. Paul area (Landlord agrees to provide such service at other times and on Saturdays, Sundays, and holidays, upon Tenant’s request, provided that  Tenant shall pay Landlord for any such optional service requested by Tenant on the same basis as Landlord charges other tenants of the Project or otherwise, as Landlord may request, to reimburse Landlord for any additional costs or expenses incurred in connection therewith); (iii) such exterior window washing as may from time to time in the Landlord’s judgment be reasonably required; (iv) operator-less passenger elevators for ingress and egress to the floor or floors on which the Premises are located, provided Landlord may reasonably limit the number of elevators to be in operation on Saturdays, Sundays, and holidays and during non-business hours; and (v) janitor service to the Premises on weekdays other than holidays;

(d)

operate, maintain, repair and replace the Common Areas in a clean, safe and sanitary condition and state of repair in accordance with all Legal Requirements, consistent with other similarly situated buildings and the Common Areas shall otherwise comply with all Legal Requirements;

(e)

keep the parking lot, driveways and sidewalks within the Common Areas free from snow, ice and debris;

(f)

permit Tenant to have access to the Premises 24 hours per day, 365 days per year.

Failure to any extent to furnish, or any stoppage or interruption of these defined services, resulting from any cause shall not render Landlord liable in any respect for damages to any person, property, or business, nor be construed as an eviction of Tenant or work an abatement of Rent, nor relieve Tenant from fulfillment of any covenant or agreement hereof.  Should any equipment or machinery furnished by Landlord cease to function properly or any of the services Landlord is required to provide hereunder be interrupted, Landlord shall use reasonable diligence to repair the same promptly upon receipt of notice of the same, but Tenant shall have no claim for an abatement of Rent or damages on account of any interruptions in service occasioned thereby or resulting therefrom.  Whenever heat generating machines or equipment are used by Tenant in the Premises which disproportionately affect the temperature otherwise maintained by the air conditioning equipment, Landlord reserves the right to install, or to require Tenant at its sole cost and within a reasonable time to install, supplementary air conditioning units in the Premises (or for the use of the Premises) and the reasonable expense of such purchase and installation (to the extent not paid directly by Tenant), and maintenance, operation and repair shall be paid by Tenant upon demand as Additional Rent.

5.2.

Tenant’s Obligations.  Except to the extent Landlord is specifically responsible therefor under Section 5.1 or Article 9 hereof, Tenant is solely responsible for causing the Premises to be kept in a clean, safe, sanitary and first class condition and state of repair in accordance with all Legal Requirements.  As used in this Section, the term “repairs” shall include replacements and other improvements as are necessary to maintain the Premises as is required under this Lease.  If Landlord is required to make repairs by reason of Tenant’s acts or omissions or those of Tenant’s employees, agents, invitees, licensees or contractors, the terms and provisions of Section 11.3 hereof shall apply to such repairs.

5.3.

Surrender.  On the last day of the Lease Term, or on any sooner termination of this Lease, Tenant shall surrender the Premises in substantially the same condition as the Premises existed on the Commencement Date, ordinary wear and tear and damage by an Insured Casualty excepted, with such additions, replacements, betterments, alterations and improvements thereto as permitted or required hereunder, broom clean, and shall surrender all keys and access cards, to Landlord in the condition required to be maintained by Tenant under this Lease.  The covenants contained in this Section shall survive the expiration of the Lease Term or earlier termination hereof.

5.4.

Right of Entry.  Landlord and its authorized representatives shall have the right to enter the Premises, provided that Landlord shall use reasonable efforts to minimize disruption to Tenant’s operations:  (a) upon reasonable prior notice to Tenant, to fulfill its obligations under Sections 4.1 and 5.1 hereof; and (b) upon at least forty-eight (48) hours prior notice to Tenant, at all reasonable times to inspect the Project or to show the Premises to prospective lenders or purchasers, provided such parties satisfy all of Tenant’s reasonable security requirements.  If Tenant is not present to permit entry into the Premises, Landlord may, in case of emergency involving imminent danger to the health or safety of persons or the Project, enter by master key; provided that Landlord shall take reasonable care and caution in order to minimize the disruption to Tenant’s operations.  Notwithstanding anything in this Lease to the contrary, but excluding Landlord’s right to enter in case of an emergency as provided above, Tenant shall have the right to exclude Landlord from Tenant’s computer rooms, research and development laboratories, and other areas of the Premises containing sensitive equipment or equipment containing data and/or other materials which are confidential and proprietary to Tenant, to the extent reasonably necessary to protect such equipment, data, and/or materials and the confidentiality thereof; provided, however, that Tenant shall use reasonable efforts to accommodate Landlord’s requirements for entry to the Premises within a reasonable time.  Tenant shall clearly mark, identify, and physically partition such restricted areas to prevent inadvertent access by Landlord, its agents, employees, and contractors.

ARTICLE 6.

HAZARDOUS SUBSTANCES

6.1.

No Hazardous Substances.  Neither Landlord nor Tenant shall bring into or release any Hazardous Substance on the Premises or elsewhere in the Project other than as permitted by applicable Environmental Regulations.  If either Landlord or Tenant discovers the presence of any Hazardous Substance on or in the Premises which is in violation of any Environmental Regulation, it shall promptly give notice thereof to the other.  If during Tenant’s occupancy or at any time throughout the Lease Term Tenant introduces a Hazardous Substance in violation of any Environmental Regulation within the Premises or the Project: (a) Tenant shall remove such Hazardous Substance and dispose of it as required by any and all applicable Environmental Regulations: or (b) Landlord, if it is advised to remove such Hazardous Substance itself to protect or minimize against any liability to Landlord as a result of the presence of any Hazardous Substance by no less than five (5) days’ notice to Tenant, may elect to remove any Hazardous Substance introduced by Tenant and dispose of it as required by any Environmental Regulation, in which case Tenant shall pay the entire cost of such disposal within ten (10) days after receipt of a statement for such cost by Landlord, such amount to be treated as Additional Rent.  If any Governmental Authority shall require any remedial action or other response with respect to the Premises as the result of any Hazardous Substance brought into or released by Tenant on or in the Premises in violation of any Environmental Regulation, Tenant shall notify Landlord of such action or response and shall, with the prior written approval of Landlord, be responsible for satisfying the requirements of the applicable Governmental Authority.

6.2.

Tenant Indemnity.  Tenant shall indemnify, defend (with counsel satisfactory to Landlord), protect and hold Landlord and its members, managers, officers, employees and agents harmless from and against any and all claims, causes of action, damages, penalties, costs and expenses (including attorneys’ fees, consultant fees and related expenses) which may be asserted against or incurred by Landlord and its members, managers, officers, employees and agents, or any of them, resulting from the failure by Tenant to fulfill its obligations under Section 6.1 hereof.  Tenant’s duty to indemnify, defend, protect and hold harmless includes, but is not limited to, proceedings or actions commenced by any Governmental Authority.

6.3.

Landlord Indemnity.  Landlord shall indemnify, defend (with counsel satisfactory to Tenant), protect and hold Tenant and its members, managers, officers, employees and agents harmless from any and all claims, causes of action, damages, penalties, costs and expenses (including attorneys’ fees, consultant fees and related expenses) which may be asserted against or incurred by Tenant and its officers, employees and agents, or any of them, resulting from the failure by Landlord to fulfill its obligations under Section 6.1 hereof.  Landlord’s duty to indemnify, defend, protect and hold harmless includes, but is not limited to, proceedings or actions commenced by any Governmental Authority.

6.4.

Survival.  The foregoing covenants and indemnifications shall be deemed continuing covenants and indemnifications for the benefit of Landlord, Tenant and their respective successors and assigns and shall survive the expiration of the Lease Term or earlier termination of this Lease.

ARTICLE 7.

COVENANTS OF TENANT

7.1.

Use of Premises.  Tenant covenants and agrees that from and after the Commencement Date, it shall use and occupy the Premises solely for the purpose of the Permitted Use and for no other purpose.

7.2.

Continuing Covenants.  Tenant covenants and agrees with Landlord to:

(a)

not commit or suffer waste with respect to the Premises;

(b)

not make, suffer or permit any nuisance to exist on the Premises;

(c)

neither do nor suffer anything to be done or kept in or about the Premises which contravenes Landlord’s insurance policies or increases the premiums therefor, provided, however, that Landlord acknowledges that the Permitted Use does not contravene any of such insurance policies or increase the premiums thereof; and

(d)

comply with all of the Rules provided that Landlord will not enforce any Rules against Tenant that it does not enforce against all other Project tenants (but Landlord shall not be responsible to Tenant for the nonperformance or violations of any Rules by any other Project tenant).

ARTICLE 8.

INSURANCE AND INDEMNITIES

8.1.

Insurance Coverages.

(a)

Landlord shall obtain beginning on the Commencement Date and shall maintain throughout the Lease Term, as an Operating Expense, the following insurance coverages:

(i)

A policy of commercial general liability insurance on the Common Areas, providing such coverages and in such amounts as Landlord shall from time to time determine to be consistent with comparable buildings in the Minneapolis/St. Paul area.

(ii)

A policy providing commercial property insurance on the Project, providing such coverages and in such amounts as Landlord shall from time to time determine to be consistent with comparable buildings in the Minneapolis/St. Paul area.

(b)

Tenant shall obtain, at Tenant’s expense, beginning on the Commencement Date and shall maintain through the Lease Term, the following insurance coverages:

(i)

A policy of commercial general liability insurance (including “Insurance Service Office” (ISO) forms and endorsements or their equivalent) naming Landlord, Tenant and any other party designated by Landlord as an additional insured, to insure against injury to property, person or loss of life arising out of the ownership, use, occupancy or maintenance of the Premises with limits of general liability not less than $3,000,000 for death and/or bodily injury, personal injury, advertising injury and property damage.  The policy shall contain supplemental endorsements covering contractual liability as provided in an ISO liability policy under the definition of insured contract.

(ii)

A policy providing commercial property insurance containing the insuring agreement “Cause of Loss-Special Form” or its equivalent, together with such endorsements as may be deemed advisable by Landlord to insure the Improvements comprising the Premises, Tenant’s leasehold improvements, merchandise, trade fixtures, furnishings, equipment and personal property, and naming Landlord as loss payee.  Such policy shall provide coverage in an amount not less than the full replacement cost of the Improvements comprising the Premises.  An “Agreed Amount Clause” waiving the coinsurance clause must be included, as well as flood and earthquake coverage, to the extent available, at limits equal to the maximum foreseeable loss at the location of the Premises.  Coverage must also include an “Ordinances or Law Regulations” insuring agreement governing the construction, use or repair of property.  Such coverage must include the expense of tearing down any property, including the cost of removing its debris.  Increased cost of construction coverage must also be included.

(iii)

A policy of workers’ compensation insurance must be provided that insures the benefits required by the State law and includes coverage B Employer’s Liability.  The Employer’s liability limits must be:

Bodily Injury By Accident -

$500,000 Each Accident

Bodily Injury By Disease -

$500,000 Policy Limit

Bodily Injury By Disease -

$500,000 Each Employee

Landlord does not, by requiring such insurance or by any other act or event, assume or undertake liability for any work-related injuries or death to Tenant or Tenant’s employees.

(iv)

If Tenant commits or permits any activity or the placing or operation of any equipment on or about the Premises creating unusual hazards, Tenant shall promptly upon notice or demand from Landlord, procure and maintain in force, during such activity or operation, insurance sufficient to cover the risks created thereby.  Landlord’s demand for unusual hazard insurance shall not constitute a waiver of any right Landlord may have to demand the removal or cessation of such activity or operation.  Landlord acknowledges that the Permitted Use does not create an unusual hazard.

(v)

A policy of business interruption insurance with an “Extra Expense” insuring agreement naming Landlord and any other party designated by Landlord as an additional insured providing coverage of not less than twelve (12) months of Rent and other business income.  Such policy must include an endorsement providing an extended period of indemnity for 180 days.

(vi)

All other insurance, if any, customarily maintained by businesses of like type, or required by any Legal Requirement to be carried or maintained by Tenant, or as otherwise may be reasonably required by Landlord, including but not limited to boiler and machinery coverage, automobile and garagekeepers liability coverage, and service interruption coverage.

8.2.

Insurance Policies.  The insurance required under Section 8.1 shall be written by companies duly qualified to do business in the State and shall be satisfactory in all respects to Landlord and the holder of any mortgage against the Project.  The companies providing such insurance shall deliver to Tenant and Landlord copies of such policies or certificates evidencing the existence and amount of such insurance with loss payable clauses satisfactory to Landlord, including, specifically, the holder of the first mortgage on the Project as a loss payee.  No such policy shall be cancelable or subject to non-renewal except after thirty (30) days prior written notice to Landlord and such other persons designated by Landlord.  At least ten (10) days prior to the expiration of such policies, Landlord may order such insurance and charge the cost to Tenant as Additional Rent.  Tenant shall not do or permit anything to be done which will invalidate the insurance policies furnished pursuant to Section 8.1 or otherwise by Landlord and shall comply with all requirements imposed by such insurers, unless such compliance is expressly waived in writing by Landlord.  Landlord may from time to time reasonably require that the policy limits of any or all insurance be increased to reflect the effects of inflation and changes in normal commercial insurance practices.

8.3.

Exemption of Landlord from Liability.

(a)

Tenant hereby agrees that Landlord shall not be liable and Tenant hereby waives all claims against Landlord for injury to Tenant’s business or any loss of income or other consequential damages or for damage to the inventory, fixtures, furnishings, improvements or other property of Tenant, Tenant’s employees, invitees, customers, sublessees, agents, occupants, contractors, or injury to the person of Tenant, Tenant’s employees, agents, contractors, occupants, invitees, customers, sublessees, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air-conditioning or lighting fixtures, or from any other cause whatsoever, whether said damage or injury results from conditions arising upon the Premises, or from other sources or places, and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Tenant.  Landlord shall not be liable to Tenant, and Tenant shall not be liable to Landlord, for any damages arising from any act or neglect of any other tenant of the Project.  Nothing in this Section 8.3(a) shall relieve Landlord from liability for damages or injuries to persons or property caused by or resulting from the negligence or willful misconduct of Landlord, or any of its agents, employees or contractors.

(b)

Landlord shall indemnify, defend, protect and hold harmless Tenant from and against any and all claims arising from any breach or default in the performance of any obligation on Landlord’s part to be performed under the terms of this Lease, or arising from any negligence or willful misconduct of Landlord, its agents, employees or contractors and from and against all costs, attorneys’ fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon and in case any action or proceeding be brought against Tenant by reason of any such claim, Landlord, upon notice from Tenant, shall defend the same at Landlord’s expense by counsel reasonably satisfactory to Tenant.  The provisions of this Section shall survive expiration of the Lease Term or the earlier termination hereof.

8.4.

Indemnification.  Tenant shall indemnify, defend, protect and hold harmless Landlord from and against any and all claims arising from Tenant’s use of the Premises, or from the conduct of Tenant’s business or from any activity, work or things done, permitted or suffered by Tenant in or about the Premises or elsewhere, and shall further indemnify, defend, protect and hold harmless Landlord from and against any and all claims arising from any breach or default in the performance of any obligation on Tenant’s part to be performed under the terms of this Lease, or arising from any negligence of the Tenant, or any of Tenant’s sublessees, agents, customers, invitees, contractors, occupants, or employees, and from and against all costs, attorneys’ fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon, except to the extent any of the foregoing are caused by the negligence or willful misconduct of Landlord, or any of its agents, employees or contractors; and in case any action or proceeding be brought against Landlord by reason of any such claim, Tenant, upon notice from Landlord, shall defend the same at Tenant’s expense by counsel reasonably satisfactory to Landlord.  Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property or injury to persons, in, upon or about the Premises arising from any cause, and Tenant hereby waives all claims in respect thereof against Landlord, except as expressly provided herein to the contrary.  The provisions of this Section shall survive expiration of the Lease Term or the earlier termination hereof.

8.5.

Mutual Waiver of Subrogation.  Nothing in this Lease shall be construed so as to authorize or permit any insurer of Landlord or Tenant to be subrogated to any right of Landlord or Tenant against the other party arising under this Lease.  Landlord and Tenant each hereby release the other to the extent of any loss required to be insured against by either of the parties under the terms of this Lease, whether or not such insurance has actually been secured, and to the extent of their respective insurance coverage actually received for any loss or damage caused by any such casualty, even if such incidents shall be brought about by the fault or negligence of either party or persons for whose acts or negligence the other party is responsible.  Landlord and Tenant shall, to the extent permitted by their respective insurers, each obtain appropriate waivers of subrogation from their respective insurance carriers giving effect to this Section.

ARTICLE 9.

DAMAGE OR DESTRUCTION

In the event (a) the Improvements are damaged by a casualty or occurrence other than an Insured Casualty, (b) such damage occurs at anytime within the last twelve (12) months of the Lease Term, or (c) the Premises or any portion thereof or any portion of the Improvements necessary for Tenant’s use and occupancy of the Premises is damaged by fire, explosion or other casualty and the same cannot be repaired, rebuilt or restored to substantially the same condition, (i) under any Legal Requirement or other governmental order (as reasonably determined by Landlord and communicated in writing to Tenant promptly after the occurrence of such damage), (ii) within two hundred seventy (270) days of the occurrence of such damage (as reasonably determined by Landlord and communicated in writing to Tenant promptly after the occurrence of such damage), or (iii) under any other agreement to which the Premises is subject, then in such event Landlord may terminate this Lease by giving Tenant written notice of termination within thirty (30) days after the happening of the event causing the damage.  Upon the occurrence of the events described in (c)(i) or (c)(ii) above, Tenant may terminate this Lease by giving Landlord written notice of such termination within thirty (30) days after notice from Landlord as provided in (c) (i) or (ii) above.  In the event that Landlord or Tenant does not have the right to elect to terminate this Lease or has the right to elect to terminate this Lease but does not make such election, Landlord shall promptly and with all due diligence repair and replace the Improvements to the condition existing immediately preceding such fire, explosion or other casualty and, subject to Force Majeure, shall cause such repair and replacement to be completed within three hundred sixty (360) days after the happening of the event causing the damage.  Landlord’s obligation to repair and replace the Improvements is contingent upon receipt by Landlord of the applicable insurance proceeds.  In the event the net amount of such proceeds is less than the aggregate amount of costs Landlord reasonably estimated that it will incur in connection with the repair and replacement (and Tenant does not pay to Landlord upon demand therefor the difference), Landlord may elect to terminate this Lease.  All repair and replacement work by Landlord under this Section shall comply with all applicable Legal Requirements.  During any period of reconstruction or repair of the Improvements, Tenant shall operate its business in the Premises to the extent practicable.  To the extent of insurance proceeds received by Landlord, Base Rent and Tenant’s Share of Operating Expenses and Taxes shall be abated during the period of such repair and restoration, commencing on the date the damage occurred and ending on the date Landlord notifies Tenant that it has substantially completed the repair or restoration, in an amount bearing the same ratio to the total amount of Base Rent for such period as the untenantable portion of the Premises bears to the entire Premises.  In no event will Landlord be liable for any inconvenience or annoyance to Tenant or injury to Tenant’s business resulting in any way from damage caused by fire or other casualty or the repair of such damage, provided, however, that to the extent Tenant remains in possession of any portion of the Premises, Landlord will endeavor to minimize the disruption to Tenant’s business and use of such portion of the Premises during the period of repair.

ARTICLE 10.

CONDEMNATION

10.1.

Taking of Whole.  In the event (a) the whole of the Project shall be taken or condemned for a public or quasi-public use or purpose by a competent authority or sold by Landlord in lieu thereof, (b) such a portion of the Project shall be taken, condemned or sold in lieu thereof so that the balance cannot be used for the same purpose and with substantially the same utility to Tenant as immediately prior to such taking, or (c) the Project or any portion thereof shall be taken or condemned for a public or quasi-public use or purpose by a competent authority or sold by Landlord in lieu thereof and Landlord is unable to repair, rebuild or restore the same under the terms of any agreement to which it is a party, or under any Legal Requirement or other governmental order to which Landlord or the Project is subject (a “Prohibited Taking”), this Lease shall terminate upon delivery of possession to the condemning authority or its assignee.  Subject to the provisions of Section 10.3 hereof,  any award, compensation or damage (the “Award”) shall be paid to and be the sole property of Landlord whether the Award shall be made as compensation for diminution of the value of the leasehold estate or the fee of the Land or otherwise, and Tenant hereby assigns to Landlord all of Tenant’s right, title and interest in and to any and all of the Award.  Tenant shall have no claim against Landlord by reason of such taking or termination and, subject to the provisions of Section 10.3 hereof, shall not have any claim or right to any portion of the Award to be paid to Landlord. Tenant shall continue to pay Rent and other charges hereunder until the Lease is terminated.

10.2.

Partial Taking.  In the event (a) only a part of the Project is taken or condemned but the Project or the part remaining can still be used for the same purpose and with substantially the same utility to Tenant as immediately prior to such taking, or (b) a Prohibited Taking has not occurred, this Lease shall not terminate and Landlord shall repair and restore the remaining Improvements comprising the Project provided the cost and expense of such repair and restoration does not exceed the amount of the Award.  If the cost of such repair and restoration exceeds the amount of the Award, Landlord may terminate this Lease by giving Tenant written notice of termination to Tenant within thirty (30) days of the delivery of possession to the condemning authority.  If Landlord is obligated to repair and restore the remaining Improvements comprising the Project, as herein provided, there shall be no abatement or reduction in any Rent or other charges payable by Tenant under this Lease because of such taking or condemnation, provided however that Base Rent and Tenant’s Share of Operating Expenses and Taxes shall be abated during the period of such repair and restoration to the extent the Premises or any portion thereof is not tenantable or Tenant’s use thereof is materially impaired.

10.3.

Tenant’s Award.  Subject to the rights of Landlord’s lenders, termination of this Lease because of condemnation shall be without prejudice to the rights of either Landlord or Tenant to recover from the condemning authority compensation and damages for the injury and loss sustained by them as a result of the taking, and Tenant shall have the right to make a claim against the condemning authority for the unamortized value of Tenant’s leasehold improvements; interruption or dislocation of business in the Premises; loss of good will and for moving and remodeling expenses.  Tenant shall not have the right to make a claim for diminution in value of Tenant’s leasehold estate.  If this Lease is terminated as a result of a condemnation, Tenant shall, subject to the rights of Landlord’s lenders, make a separate claim to the condemning authority for the above-mentioned items.  If the condemning authority refuses to allocate the award between Landlord’s and Tenant’s claims for damages and instead grants a single, lump sum award to Landlord, Landlord and Tenant shall use reasonable, good-faith efforts to determine that portion of the award which is attributable to Tenant’s leasehold improvements (but only the extent such leasehold improvements were paid for by Tenant).

ARTICLE 11.

DEFAULTS; REMEDIES

11.1.

Defaults.  The occurrence of any one or more of the following events shall constitute a default and breach of this Lease by Tenant and each such event shall be referred to herein as an “Event of Default”:

(a)

The failure of Tenant to make any payment of Rent or any other payment required to be made by Tenant under this Lease, within ten (10) days after written notice from Landlord, provided that Landlord shall not be required to provide written notice of such non-payment more than twice in any Lease Year.

(b)

The failure by Tenant to observe or perform any of the terms, covenants or conditions of this Lease to be observed or performed by Tenant (other than those described in Sections 11.1(a), (c) or (d) hereof) where such failure shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant; provided, however, that if the nature of such default is such that more than thirty (30) days are required for its cure, then Tenant shall not be in default if Tenant commences performance within said thirty (30) day period and thereafter diligently prosecutes the same to completion within ninety (90) days after such notice.

(c)

(i) The making by Tenant (or any entity holding a controlling interest in Tenant, if Tenant is not a corporation whose stock is traded on a nationally recognized exchange) of any general assignment, or general arrangement for the benefit of creditors; (ii) the filing by or against Tenant (or any entity holding a controlling interest in Tenant, if Tenant is not a corporation whose stock is traded on a nationally recognized exchange) of a petition to have Tenant or such controlling entity adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant or such controlling entity, the same is dismissed within sixty (60) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where possession is not restored to Tenant within sixty (60) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease or in the Premises, where such seizure is not discharged within sixty (60) days.

(d)

An assignment shall occur in violation of Article 12 hereof.

11.2.

Landlord’s Remedies.  Upon the occurrence of an Event of Default, Landlord shall have the following remedies, in addition to all other rights and remedies provided by law or equity, or elsewhere in this Lease or the Guaranty, to which Landlord may resort cumulatively (provided that Landlord may not recover from Tenant in any instance more than 100% of Landlord’s damages) or in the alternative:

(a)

Landlord may, at Landlord’s election, terminate this Lease upon the delivery of written notice of such termination to Tenant.  On the delivery of such notice, all Tenant’s rights in the Premises and the Project, in all improvements located at the Premises, to revenues from the Premises, and to amounts which may otherwise be due from Landlord to Tenant under this Lease, shall terminate.  Promptly after notice of termination, Tenant shall fulfill its obligations under Section 5.2 hereof and surrender and vacate the Premises in a broom clean condition, and Landlord may reenter and take possession of the Premises and eject all parties in possession or eject some and not others or eject none.  Termination under this Subsection shall not relieve Tenant from the payment of any sum then due to Landlord or from any claim for damages previously accrued or then accruing against Tenant.  Upon such termination, Landlord shall also be entitled to recover from Tenant (i) unpaid Rent or such other amounts which have been earned or are payable at the time of termination, and (ii) as liquidated damages and not as a penalty, a sum of money equal to the sum of (X) the amount, if any, by which Rent and such other amounts and rental costs to be paid by Tenant to Landlord for the remainder of the Lease Term exceeds the fair market rent for the Premises for such period, plus (Y) all anticipated expenses of reletting the Premises for that period, all as reasonably determined by Landlord (the “Accelerated Amount”), as discounted by the Present Value.

(b)

Landlord may, at Landlord’s election, terminate Tenant’s right to possession only, without terminating the Lease.  Upon termination of Tenant’s right to possession without termination of the Lease, Tenant shall surrender possession and vacate the Premises immediately and deliver possession of the Premises to Landlord, and Tenant hereby grants to Landlord the immediate right to enter into the Premises, remove Tenant’s signs and other evidences of tenancy, and take and hold possession of the Premises with or without process of law, and to dispossess the others who may be occupying or within the Premises, without being deemed in any manner guilty of trespass, eviction, or forcible entry or detainer, without incurring any liability for any damage resulting therefrom, without such entry and possession terminating the Lease or releasing Tenant from Tenant’s obligation to pay Rent and to fulfill all other of Tenant’s obligations under this Lease for the full Lease Term.  Landlord shall be entitled to recover from Tenant (i) unpaid Rent or such other amounts which have been earned or are payable at the time of termination, and (ii) as liquidated damages and not as a penalty, the Accelerated Amount, as discounted by the Present Value.

(c)

Landlord may, at Landlord’s election, store Tenant’s personal property, if any, for the account and at the cost of Tenant.

(d)

Whether or not Landlord elects to terminate the Lease, Landlord may, but shall be under no obligation to, relet all or any part of the Premises for such rent and upon such terms as shall be satisfactory to Landlord (including the right to relet the Premises as a part of a larger area, the right to change the character or use of the Premises and the right to restrict prospective tenants to those whose business is compatible with the nature and character of the Premises).  For the purpose of such reletting, Landlord may decorate or may make any repairs, changes, alterations or additions in or to the Premises that may be necessary or convenient.  If the Lease is not terminated and if the Premises is not relet, or if it is relet and a sufficient sum shall not be realized from such reletting after paying all of the expenses of any such decorations, repairs, changes, alterations and additions, the expenses of such reletting and the collection of the rent accruing therefrom (including, but not limited to, attorneys’ fees and brokers’ commissions), such expenses to be amortized on a straight line basis over the term of the new lease which is the subject of such reletting, to satisfy the Rent and other charges herein provided to be paid for remainder of the term of this Lease, Tenant shall pay to Landlord promptly any deficiency, and Tenant agrees that Landlord may file suit to recover and recover any sum falling due under the terms of this Subsection from time to time.

(e)

The term “rental costs” as used in this Lease shall be deemed to include, but shall not be limited by implication, all reasonable repossession costs, brokerage commissions, legal expenses, attorneys’ fees, alteration costs, and expenses of preparation of the Premises or parts thereof for reletting.

(f)

For purposes of Sections 11.2(a) and (b) above, the present value (the “Present Value”) of the Accelerated Amount shall be computed by discounting the Accelerated Amount to the date of determination applying the rate on the United States Treasury obligation having a maturity equal to the balance of the Lease Term and having an asking price closest to par, as quoted by the Federal Reserve Bank of New York as published in the Federal Reserve Statistical Release H. 15 (519) on the date of determination (or the closest preceding date on which such rate is published), or any successor publication thereto.  Landlord and Tenant agree that in the event that Landlord demands payment to it of the Present Value of the Accelerated Amount under Sections 11.2(a) or (b) hereof and Tenant pays the Present Value of the Accelerated Amount, the Present Value of the Accelerated Amount constitutes a reasonable estimate of Landlord’s costs and is not a penalty.

(g)

Landlord may, at Landlord’s election, retain any or all amounts on deposit pursuant to Section 3.3(a) hereof or otherwise, and apply any such amounts to Tenant’s obligations hereunder.

(h)

In the event Landlord elects to terminate Tenant’s right to possession only, without terminating the Lease and without pursuing recovery of the Accelerated Amount, Landlord shall use “commercially reasonable efforts” to relet the Premises as the agent of Tenant and receive the rent therefor; and in the event of such reletting, Tenant shall pay Landlord the cost of reletting including brokerage and reasonable attorneys’ fees and commissions, renovating, repairing and altering the Premises for a new tenant or tenants and any deficiency that may arise by reason of such reletting, on demand; provided, however, the failure of Landlord to relet the Premises shall not release or affect Tenant’s liability for Rent or for damages and such Rent and damages shall be paid by Tenant on the dates specified herein.  For purposes hereof, “commercially reasonable efforts” shall mean that Landlord has listed the Premises as available for leasing with a recognized brokerage firm and if Landlord has so listed the Premises, Landlord shall not be required to take any other action with respect to reletting the Premises nor shall Landlord be liable in any manner for failure to relet the Premises.  The Rent payable by Tenant hereunder shall be reduced by the rent received by Landlord from such reletting.

11.3.

Landlord May Perform.  Landlord shall have the right at any time, after not less than thirty

(30) days notice to Tenant (or without notice with respect to matters described in Article 8, and in case of emergency or a hazardous condition or in case any fine, penalty, interest or cost may otherwise be imposed or incurred), to make any payment or perform any act required of Tenant under any provision in this Lease, and in exercising such right, to incur reasonably necessary and incidental costs and reasonable expenses, including reasonable attorneys’ fees.  Nothing herein shall obligate Landlord to make any payment or perform any act required of Tenant, and this exercise of the right to so do shall not constitute a release of any obligation or a waiver of any default.  All payments made and all costs and expenses incurred in connection with any exercise of such right shall be reimbursed to Landlord by Tenant as Additional Rent.

ARTICLE 12.

ASSIGNMENT AND SUBLETTING

12.1.

Assignment by Tenant.  Tenant shall not voluntarily or by operation of law assign, transfer, mortgage, lease, sublet, grant, license or otherwise transfer or encumber all or any part of Tenant’s interest in this Lease or in the Premises, or permit the use or occupancy of the Premises or any part thereof by anyone other than Tenant, without Landlord’s prior written consent.

12.2.

Tenant Ownership.  If Tenant is a corporation (except a corporation whose stock is traded on a nationally recognized exchange), a limited liability company, a partnership, limited, limited liability or general, or a business trust and if at any time during the Lease Term, any part or all of the shares of the corporation, membership interests in the limited liability company, general partnership interest of the partnership, or beneficial interests of the trust shall be transferred by sale, issuance, assignment, bequest, operation or law or otherwise so as to result in a direct or indirect change in the present control of Tenant, such transfer shall constitute an assignment within the meaning of Section 12.2 hereof.  The acceptance by Landlord of payment after notice of such a transfer shall not constitute a waiver of Landlord’s right at any time to treat such transfer as an Event of Default.

12.3.

Related Entity Transfers.  Notwithstanding anything contained in Sections 12.1 and 12.2 hereof to the contrary, Tenant may, with the consent of Landlord, and without releasing or relieving Tenant of or from its obligations hereunder, from time to time and at any time (a) assign or otherwise transfer this Lease to or (b) sublet or otherwise permit the use of all or any portion of the Premises by, any of the following (each, a “Related Entity”):  (i) any parent, subsidiary or affiliate corporation or entity; (ii) any corporation resulting from the consolidation or merger of Tenant into or with any other entity; or (iii) to or by any person, firm, entity or corporation acquiring such portion of Tenant’s issued and outstanding capital stock to enable the control thereof or a substantial part of Tenant’s physical assets.  As used herein, the term “subsidiary” shall mean an entity of which Tenant owns a controlling interest thereof and an “affiliate corporation or entity” shall mean a person or business entity, corporate or otherwise, that, through one or more intermediaries, controls or is controlled by, or is under common control with Tenant or is purchasing the business which Tenant conducts at the Premises.  The word “control” means the right and power to direct or cause the direction of the management and policies of a person or business entity, corporation or otherwise, through ownership of voting securities, by contract or otherwise.

12.4.

Assignment Due to Bankruptcy.

(a)

In the event a petition is filed by or against Tenant under the Bankruptcy Code, Tenant, as debtor and debtor in possession, and any trustee who may be appointed, agree to adequately protect Landlord as follows:

(i)

to pay monthly in advance on the first day of each month as reasonable compensation for use and occupancy of the Premises an amount equal to all Rent due pursuant to this Lease; and

(ii)

to perform each and every obligation of Tenant under this Lease until such time as this Lease is either rejected or assumed by order of a court of competent jurisdiction;

and

(iii)

to determine within sixty (60) days after the filing of such petition whether to assume or reject this Lease; and

(iv)

to give Landlord at least thirty (30) days prior written notice, unless a shorter notice period is agreed to in writing by the parties, of any proceeding relating to any assumption of this Lease; and

(v)

to do all other things of benefit to Landlord otherwise required under the Bankruptcy Code.

Tenant shall be deemed to have rejected this Lease in the event of the failure to comply with any of the above.

(b)

If Tenant or a trustee elects to assume this Lease subsequent to the filing of a petition under the Bankruptcy Code, Tenant, as debtor and as debtor in possession, and any trustee who may be appointed agree as follows:

(i)

to cure each and every existing breach by Tenant within not more than thirty (30) days of assumption of this Lease; and

(ii)

to compensate Landlord for any actual pecuniary loss resulting from any existing breach, including without limitation, Landlord’s reasonable costs, expenses and attorney’s fees incurred as a result of the breach, as determined by a court of competent jurisdiction, within thirty (30) days of assumption of this Lease; and

(iii)

in the event of an existing breach, to provide adequate assurance of Tenant’s future performance, including without limitation:

(1)

the deposit of an additional sum equal to three (3) months Rent to be held (without any allowance for interest thereon) to secure Tenant’s obligations under the Lease; and

(2)

the production to Landlord of written documentation establishing that Tenant has sufficient present and anticipated financial ability to perform each and every obligation of Tenant under this Lease; and

(3)

assurances, in form acceptable to Landlord, as may be required under any applicable provision of the Bankruptcy Code; and

(iv)

the assumption will not breach any provision of this Lease; and

(v)

the assumption will be subject to all of the provisions of this Lease unless the prior written consent of Landlord is obtained; and

(vi)

the prior written consent to the assumption of any mortgagee to which this Lease has been assigned as collateral security is obtained.

(c)

If Tenant assumes this Lease and proposes to assign the same pursuant to the provisions of the Bankruptcy Code to any person or entity who shall have made a bona fide offer to accept any assignment of this Lease on terms acceptable to Tenant, then notice of such proposed assignment shall be furnished by Tenant to Landlord, setting forth:

(i)

the name and address of such person; and

(ii)

all the terms and conditions of such offer; and

(iii)

the adequate assurance to be provided Landlord to assure such person’s future performance under the Lease, including without limitation, the assurances referred to in any applicable provision of the Bankruptcy Code, shall be given to Landlord by Tenant no later than twenty (20) days after receipt by Tenant, but in any event no later than ten (10) days prior to the date that Tenant shall make application to a court of competent jurisdiction for authority and approval to enter into such assignment and assumption, and Landlord shall thereupon have the prior right and option, to be exercised by notice to Tenant given at any time prior to the effective date of such proposed assignment, to accept (or to cause its designee to accept) an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such person, less any brokerage commissions which may be payable out of the consideration to be paid by such person for the assignment of this Lease.  The adequate assurance to be provided Landlord to assure the assignee’s future performance under the Lease shall include without limitation:

(1)

the deposit of a sum equal to three (3) months Rent to be held (without any allowance for interest thereon) as security for performance hereunder; and

(2)

a written demonstration that the assignee meets all reasonable financial and other criteria of Landlord as did Tenant and its business at the time of execution of this Lease, including the production of the most recent audited financial statement of the assignee prepared by a certified public accountant; and

(3)

the assignee’s use of the Premises will be a Permitted Use; and

(4)

assurances, in form acceptable to Landlord, as to all matters identified in any applicable provision of the Bankruptcy Code.

12.5.

No Release of Tenant.  Notwithstanding anything to the contrary contained in this Lease, and regardless of Landlord’s consent, no assignment, encumbrance, subletting, transfer, lease or other permission for the use or occupancy of all or any part of the Premises shall, unless otherwise agreed by Landlord, release Tenant of Tenant’s obligation to pay the Rent and other charges and to perform all other obligations to be performed by Tenant under this Lease.  The acceptance of Rent and other charges by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof.  Consent to one assignment shall not be deemed consent to any subsequent assignment.

12.6.

Transfer of Landlord’s Rights.  Landlord shall have the right to transfer and assign, in whole or in part, all and every feature of its rights and obligations hereunder and in the Premises.  Such transfers or assignments, howsoever made, are to be fully binding upon and recognized by Tenant.  Upon such transfer or assignment and the assumption of Landlord’s obligations by the transferee, and subject to the provisions of Section 13.2 hereof, Landlord shall be relieved of all obligations under the Lease accruing subsequent to the date of transfer.

ARTICLE 13.

GENERAL PROVISIONS

13.1.

Estoppel Certificate.  Landlord and Tenant shall at any time, upon not less than fifteen (15) days after the giving of written notice by the other party, execute, acknowledge and deliver to the requesting party or to such person designated by the requesting party, a statement in writing (a) certifying that this Lease is unmodified and in full force and effect (or if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, (b) acknowledging that there are not, to the best of the certifying party’s knowledge, any uncured defaults on the part of the requesting party hereunder, or specify such defaults if they are claimed, (c) acknowledging that there are no offsets, counterclaims or defenses to the obligations of the certifying party under the Lease, and (d) certifying as to any other matters as may be reasonably requested by the requesting party.  Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises.  If the certifying party does not execute, acknowledge and deliver the statement referred to in this Section within time set forth above, the information set forth therein shall be deemed true and correct.  Requests for an estoppel certificate under this Section shall be limited to two (2) times each Lease Year, except in connection with any bona fide sale or financing transactions.  Upon the request of either party, the other party shall execute and deliver to requesting party written confirmation as to the Commencement Date.

13.2.

Landlord’s Liability.  The term “Landlord,” as used in this Lease, shall mean only the owner or owners at the time in question of fee title to the Premises.  In the event of any transfer of such title or interest, Landlord shall be released from all liability as respects Landlord’s obligations thereafter to be performed, provided that Landlord’s obligations are assumed by Landlord’s transferee, and if any security has been given by Tenant to secure the faithful performance of any of the covenants of this Lease, Landlord shall transfer or deliver said security, as such, to Landlord’s successor in interest and thereupon Landlord shall be discharged from any further liability with regard to said security.

13.3.

Severability.  The invalidity of any provision of this Lease, or of its application to any person or circumstance as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof and each term, covenant, condition and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

13.4.

Time of Essence.  Time is of the essence hereof.

13.5.

Captions.  Article and Section captions are not a part of this Lease.

13.6.

Incorporation of Prior Agreements.  This Lease and the attached exhibits set forth all the agreements, terms, covenants and conditions between Landlord and Tenant concerning the Premises and there are no agreements, terms, covenants or conditions, oral or written, between them other than those herein contained.  Except as otherwise provided herein, no amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless it is in writing and signed by each party.

13.7.

Landlord Default; Tenant’s Remedies.

(a)

In the event of any default by Landlord in the observance or performance of any obligation on Landlord’s part to be observed or performed under this Lease, Tenant shall give Landlord written notice specifying such default with particularity and Landlord shall thereupon have with respect to monetary defaults, ten (10) days, and with respect to non-monetary defaults, thirty (30) days, in which to cure any such default; provided, however, that if the nature of such non-monetary default is such that more than thirty (30) days are required for its cure, then Landlord shall not be in default if Landlord  commences performance within said thirty (30) day period and thereafter diligently prosecutes the same to completion within ninety (90) days of such notice.  If Landlord fails to cure any such default after such notice and cure period, Tenant may, as its sole and exclusive remedy, either (i) commence an action against Landlord for specific performance,  provided that if specific performance is unavailable as a matter of law Tenant may pursue all other remedies at law or equity, or (ii) if such default relates solely to the failure of Landlord to fulfill its obligation to complete the repair and replacement of the Improvements as provided in Article 9 hereof, Tenant may elect to terminate this Lease by giving Landlord written notice of such termination within thirty (30) days after the happening of such failure.

(b)

If Landlord shall fail to perform any covenant, term or condition of this Lease required to be performed by Landlord, if any, and if as a consequence of such default, Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the proceeds of sale received upon execution of such judgment and levied thereon against the right, title and interest of Landlord in the Project and out of Rent receivable by Landlord, or out of the consideration received by Landlord from the sale or other disposition of all or any part of Landlord’s right, title and interest in the Project, and neither Landlord nor its members, partners, officers, directors, managers, shareholders and lenders, nor their respective successors and assigns, shall be personally liable for any deficiency.

13.8.

Notices.  All notices and demands hereunder shall be in writing, and shall be deemed to have been properly given or served as of (a) the date of personal delivery with acknowledgment of receipt; (b) three (3) business days after the same is deposited in the United States mail, prepaid, for delivery by registered or certified mail, return receipt requested; or (c) the first business day after the date delivered to a reputable overnight courier service providing proof of delivery.  The initial addresses of Landlord and Tenant are set forth below:

If to Landlord:

FRM Associates, LLC

7235 Bermuda Road, Suite G

Las Vegas, Nevada  89119

Attention:  Mr. Arthur J. Petrie

With a copy to:

Building Manager

250 Marquette Avenue, Suite 200

Minneapolis, Minnesota  55401

If to Tenant:

Storage Elements, Inc.

250 Marquette Avenue

Suite ______

Minneapolis, Minnesota  55401

Attention:  _______________________

With a copy to:

Richard Specter

Specter & Johnson

1515 One Financial Plaza

120 South Sixth Street

Minneapolis, MN  55402

Such addresses may be changed at any time or from time to time or additional notice parties added, by notice as above provided.

13.9.

Waivers.  No waiver by either party of any provision of this Lease shall be deemed a waiver of any other provision hereof or of any subsequent breach by the other of the same or any other provision.  The consent to or approval of any act by either party hereto shall not be deemed to render unnecessary the obtaining of that party’s consent to or approval of any subsequent act by the other.  No payment by Tenant or receipt by Landlord of a lesser amount than the amount then due shall be deemed to be other than on account of the earliest rent due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as payment be deemed an accord and satisfaction, and Landlord shall accept such check or payment without prejudice to Landlord’s right to recover the balance of such payment or pursue any other remedy in this Lease provided.

13.10.

Recording.  Tenant shall not record this Lease or any indicia hereof in any public record.

13.11.

Holding Over.  Tenant shall surrender the Premises upon the expiration of the Lease Term or earlier termination of the Lease.  Any holdover not consented to by Landlord in writing shall not result in a new tenancy or interest and, in such case, Landlord may treat Tenant as a trespasser.  If Tenant remains in possession of the Premises or any part thereof after the expiration of the Lease Term or the earlier termination hereof without the express written consent of Landlord, Tenant shall pay rent (for such holdover period) equal to the amount of one hundred fifty percent (150%) of the amount of Rent and other charges actually paid by Tenant under this Lease during the last full Lease Year.

13.12.

Cumulative Remedies.  Except as expressly provided herein, no remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity or otherwise available to Landlord.

13.13.

Covenants and Conditions.  Each provision of this Lease performable by Tenant shall be deemed both a covenant and a condition.

13.14.

Binding Effect.  This Lease shall bind and inure to the benefit of Landlord and Tenant and their respective permitted successors and assigns.

13.15.

Subordination; Attornment and Non-Disturbance.

(a)

This Lease, at the option of Landlord or any of its lenders, shall be subordinate to any ground lease, mortgage or any other hypothecation for security and any renewals, future advances, modifications, consolidations, replacements and extensions thereof, provided Tenant’s rights hereunder continue to be recognized so long as no Event of Default exists.

(b)

Provided Tenant’s rights hereunder continue to be recognized so long as no Event of Default exists, Tenant shall execute any documents required to effectuate such subordination or to make this Lease prior to the lien of any mortgage, ground lease or other security device, as the case may be, within fifteen (15) days after written demand.

(c)

In the event of (i) a sale, assignment, ground lease, mortgage or other transfer of Landlord’s interest in the Premises or any portion thereof or in this Lease; or (ii) any proceedings brought for the foreclosure of, the granting of a deed in lieu of foreclosure of or the exercise of the power of sale under any mortgage or security agreement made by Landlord covering the Premises or any portion thereof, and provided that such mortgagee or other transferee shall agree to recognize Tenant’s rights hereunder so long as an Event of Default shall not occur and Tenant shall attorn to the mortgagee or other transferee and recognize such mortgagee or other transferee as Landlord under this Lease.

(d)

In the event Landlord desires to convey the Premises pursuant to a sale/leaseback transaction, Tenant shall upon Landlord’s request agree to terminate this Lease and enter into a new lease upon the same terms and conditions as set forth herein.

13.16.

Attorney’s Fees; Default Rate.  In the event that either Landlord or Tenant fails to fulfill its obligations hereunder and an action is commenced, the party prevailing in such action shall be entitled to its reasonable attorneys’ fees and expenses.  In the event that any amount due hereunder by Landlord or Tenant to the other is not paid when due such amount shall bear interest at the Default Rate from the date due to the date paid.

13.17.

Authority.  Landlord and Tenant each represents and warrants that the person executing this Lease on behalf of such party is duly authorized to execute and deliver this Lease on behalf of such party, in accordance with a duly adopted resolution, and that this Lease is binding upon such party in accordance with its terms.

13.18.

No Joint Venture.  Landlord and Tenant, by entering into this Lease or consummating the transactions contemplated hereby, shall not be considered partners or joint venturers.

13.19.

Quiet Enjoyment.  Provided Tenant pays the Rent herein recited and so long as no Event of Default exists, Landlord covenants that Tenant shall peacefully have, hold and enjoy the Premises and other rights granted to Tenant hereunder, subject to all the other provisions herein contained.

13.20.

Counterparts.  This Lease may be executed in any number of counterparts, each of which shall be an original and all of which together shall constitute and be construed as one and the same instrument.  This Lease may be evidenced by facsimile signature pages.

13.21.

Brokers.  Each party hereto does hereby indemnify and agree to hold the other harmless from and against any and all claims, fees, commissions and suits of any real estate broker or agent with respect to services claimed to have been rendered at the request of or through or under such party in connection with the execution of this Lease or the transactions set forth herein.

13.22.

Financial Statements.  If required by any of Landlord’s lenders, Tenant shall deliver to Landlord (a) within 120 days after the end of each calendar year annual operating statements for Tenant and a copy of the balance sheet of Tenant as of the end of such year, and related statements of income and retained earnings and changes in financial position for such year, and (b) such other information as Landlord may from time to time reasonably request.  All financial statements of Tenant delivered to Landlord shall be true and correct in all material respects, shall be prepared in accordance with GAAP, and fairly present the financial condition of the subject thereof as of the dates thereof.  None of the aforesaid financial statements, or any certificate or statement furnished to Landlord by or on behalf of Tenant in connection with the transactions contemplated hereby, shall contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein or herein not misleading.  Landlord shall treat such financial statements as confidential and shall request its lenders and other third parties do the same.

13.23.

Governing Law; Submission to Jurisdiction.  This Lease is or will be made and delivered in the State and shall be governed by and construed and interpreted in accordance with the laws of the United States of America and the State, without regard to principles  of conflict of laws.  All judicial actions, suits or proceedings brought by or against Landlord or Tenant with respect to its rights, obligations, liabilities or any other matter under or arising out of or in connection with this Lease or any transaction contemplated hereby or for recognition or enforcement of any judgment rendered in any such proceedings shall be brought in any state or federal court in the State.  By execution and delivery of this Lease, Landlord and Tenant accept, generally and unconditionally, the nonexclusive jurisdiction of the aforesaid courts and irrevocably agree to be bound by any final judgment rendered thereby in connection with this Lease or any transaction contemplated hereby from which no appeal has been taken or is available.  Tenant and Landlord each hereby irrevocably waive any objections, including without limitation any objection to the laying of venue or based on the grounds of forum non conveniens, which either may now or hereafter have to the bringing of any such action or proceeding in any such jurisdiction.  Tenant and Landlord acknowledge that final judgment against it in any action, suit or proceeding referred to in this Section shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the same.

13.24.  Consents.  Except as may be expressly provided in this Lease to the contrary, neither Landlord nor Tenant shall unreasonably withhold, condition or delay their consent or approval to any matter where such approval or consent is expressly required under this Lease.

13.26.  Publicity.  To the fullest extent possible, Tenant consents to the use of its name, trade names and trademarks and the existence of this Lease in any marketing and marketing materials with respect to the Project.

13.27.  No Hazardous Substances.  Landlord represents to Tenant, to the best of its knowledge, on the Completion Date, the Improvements will not contain any Hazardous Substance in violation of any applicable Legal Requirement.

13.28.  Parking.  During the term of this Lease, provided that no Event of Default exists, Landlord will rent to Tenant, at market rates, parking for (1) automobile subject to the terms and conditions of a Parking Agreement.

IN WITNESS WHEREOF, Tenant and Landlord have executed this Lease as of the date set forth above.

“LANDLORD”

FRM ASSOCIATES, LLC,

a Nevada limited liability company

By /s/Eugene M. Rerat, III

Its Vice President

“TENANT”

STORAGE ELEMENTS, INC.

a Minnesota corporation

By /s/Brad D. Wenzel

Its President

SCHEDULE “1”

DEFINITIONS

For purposes of this Lease, the following words and terms shall have the following meanings ascribed to them:

(a)

“Accelerated Amount” shall have the meaning ascribed to such term in Section 11.2(a) hereof.

(b)

“Additional Rent” shall mean all costs, expenses, charges and other amounts owed by Tenant to Landlord hereunder, other than Base Rent.  Additional Rent shall include Tenant’s Share of Taxes and Operating Expenses, as well as any cost incurred by Landlord in fulfilling Tenant’s obligations hereunder.  Additional Rent shall be due and payable on the earlier of the date Landlord advances funds or demand, unless specifically provided to the contrary in this Lease.

(c)

“Award” shall have the meaning ascribed to such term in Section 10.1 hereof.

(d)

“Bankruptcy Code” shall mean the United States Bankruptcy Code, as amended.

(e)

“Base Rent” shall have the meaning ascribed to such term in Section 3.1 hereof.

(f)

“Commencement Date” shall mean August 1, 2005

(g)

“Common Areas” shall mean, to the extent applicable, all parking areas, driveways, entrances, exits, loading docks, pick-up stations, sidewalks, ramps, landscaped areas, exterior stairways, public elevators, escalators, hallways, lobbies, skyway corridors, bridges, nodal areas and vertical access facilities and other areas and improvements provided by Landlord for the common use of tenants of the Project, the guests, customers, and employees of tenants of the Project, and all other portions of the Project that are not leased to Tenant or other tenants of the Project or otherwise leaseable, including mechanical rooms and bathrooms available to more than one tenant.

(h)

“Completion Date” shall mean the date of this Lease.

(i)

“Default” shall mean an event which but for the giving of notice or passage of time, or both, would constitute an Event of Default hereunder.

(j)

“Default Rate” shall mean the annual rate of interest of twelve percent (12%), or such lesser amount as may be the maximum amount permitted by applicable law.

(k)

“Environmental Regulation(s)” means any law, rule, regulation or permit relating to the environment, human health or safety now existing or hereafter enacted.

(l)

“Event of Default” shall have the meaning ascribed to such term in Section 11.1 hereof.

(m)

“Force Majeure” shall mean any occurrence of any cause beyond the control of Landlord, such as strikes, lockouts, labor troubles, failure of power, riots, insurrection, war, acts of God, abnormal weather conditions or other reasons of like nature, the effect of which is to hinder, delay or prevent the fulfillment by Landlord of its obligations to complete Landlord’s Work in accordance with the provisions of Section 4.1 or Article 9 hereof.

(n)

“GAAP” shall mean generally accepted accounting principles as in effect in the United States on the Commencement Date applied on a consistent basis.

(o)

“Governmental Authority” means any federal, state, or local governmental body including elected bodies, departments, agencies, commissions, boards or instrumentalities having or purporting to have jurisdiction over Landlord, Tenant, the Project, the Premises or the business conducted or to be conducted from the Project or the Premises.

(p)

“Hazardous Substances” means any substance, pollutant or contaminant, as those terms are now or hereafter defined in any Environmental Regulation, and specifically includes, but is not limited to, lead oxide, asbestos, asbestos-containing materials, petroleum, or petroleum-based products, formaldehyde, and polychlorinated biphenyls.

(q)

“Improvements” shall mean all buildings, structures and improvements now located or hereafter constructed on the Land and all fixtures and equipment attached to, forming a part of and necessary for the operation of such buildings, structures and improvements, as the same may hereafter be enlarged or reduced.

(r)

“Insured Casualty” shall mean damage to the Improvements by fire, explosion or other casualty under the fire and extended coverage insurance policy required under this Lease.

(s)

“Land” shall mean that certain real property located in Hennepin County, Minnesota and legally described on Exhibit “A” attached hereto, together with all easements and rights benefiting or appurtenant to such real property.

(t)

“Landlord” shall mean FRM Associates, LLC, a Nevada limited liability company, and its successors and assigns.

(u)

“Landlord’s Work” shall mean those matters described as “Landlord’s Work” on Exhibit “E” attached hereto.

(v)

“Lease” shall mean this Lease Agreement.

(w)

“Lease Term” shall mean the period of time beginning on the date of this Lease and continuing through and expiring on October 31, 2010.

(x)

“Lease Year” shall mean a full calendar year, provided that the first and last Lease Years shall be determined in accordance with Section 2.5 hereof.

(y)

“Legal Requirements” shall mean all present and future laws, statutes, codes, ordinances, orders, judgments, decrees, injunctions, agreements, rules, regulations and requirements pertaining to the Project including any applicable insurance, environmental, zoning or building, use and land use laws, ordinances, rules or regulations and all covenants, restrictions and conditions now or hereafter of record which may be applicable to any of the Project, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, construction, repair or reconstruction of any of the Project.

(z)

“Operating Expenses” shall mean, without duplication, all costs and expenses of owning, operating, maintaining, repairing, restoring and replacing all or any portion of the Project.  Operating Expenses shall include all costs and expenses of protecting, operating, managing the Project (including attorneys’ and other professional fees, except those related to negotiation or enforcement of leases), repairing, repaving, lighting, cleaning, painting, striping, insuring, removing of snow, ice and debris, police protection, security and security patrol, fire protection, regulating traffic, inspecting, repairing and maintaining of machinery and equipment used in the operation of the Common Areas, including heating, ventilating and air conditioning machinery and equipment, depreciation of machinery and equipment providing heating, ventilating and air conditioning for the interior Common Areas, cost and expense of inspecting, maintaining, repairing and replacing storm and sanitary drainage systems, sprinkler and other fire protection systems, electrical, gas, water, telephone and irrigation systems, cost and expense of maintaining, repairing and replacing the Project and the exterior of the buildings in the Project, including, but not limited to floors, roofs, skylights, elevators, walls, stairs and signs, cost and expense of installing, maintaining and repairing burglar or fire alarm systems, if installed, cost and expense of landscaping and shrubbery, expense of utilities, reasonable property management costs.  Notwithstanding the foregoing, the following shall not be included in Operating Expenses:  (a) interest or payments on any financing for the Project, including ground lease payments; (b) any expenses resulting from the negligence or willful misconduct of Landlord, its agents or employees; (c) any items for which Landlord is reimbursed by insurance, condemnation proceedings, warranty or any similar agreement; (d) the cost of providing improvements within or services to or allowances for the benefit of the premises and for the individual use of any other tenants in the Project at any time (as distinguished from tenants generally); (e) any other cost or expense otherwise paid by Tenant under the Lease; (f) leasing commissions, marketing expenses and the cost of advertising space in the Project; (g) fines and penalties incurred other than as a result of a Default; (h) legal expenses incident to the enforcement by Landlord of any terms of any lease; (i) compensation paid to any employee of Landlord, other than compensation paid to employees of Landlord in connection with the Project, provided that such employees are not executives above the grade of portfolio manager or equivalent; (j) costs of travel, entertainment and promotion; (k) depreciation or amortization of capital costs and capital improvements, other than capital improvements made (i) as a result of compliance with a Legal Requirement enacted, adopted, or imposed subsequent to the date of this Lease, (ii) pursuant to a requirement of Landlord’s insurance carrier imposed subsequent to the date of this Lease, or (iii) to reduce Operating Expenses or limit increases thereof; (l) costs directly and solely related to the maintenance and operation of the entity that constitutes the Landlord, such as accounting fees incurred solely for the purpose of reporting Landlord’s financial condition; (m) the cost of moving or relocating other Project tenants; (n) the initial construction cost of the Project; (o) costs incurred due to a violation by Landlord or any other tenant of the Project under any lease, license or other agreement; (p) any bad debt loss, rent loss or reserves for bad debts or rent loss, or reserves for equipment or capital replacement; (q) any political or charitable contributions; (r) the following costs incurred in connection with any sale or change of ownership of the Project: brokerage commissions, attorneys’ and accountants’ fees, closing costs, title insurance premiums, transfer taxes and debt losses, rent losses and reserves for such losses; (s) amounts paid to any person, firm or other entity related to or otherwise affiliated with Landlord which are in excess of arm’s length competitive prices in the Minneapolis/St. Paul area for such services or goods provided; (t) costs arising from the removal or abatement of hazardous materials except those introduced to the Project by the Tenant or any of its contractors, agents, employees or invitees; (u) costs arising from conditions which, on the Commencement Date, violate any Legal Requirement; (v) amounts payable by Landlord to any tenant, mortgagee or other person or entity (other than pursuant to any Legal Requirement) in connection with any indemnity obligation or for damages; (w) any other expenses or costs that, in accordance with GAAP, would not be treated as an Operating Expense; and (x) any property management fees which are in excess of four percent (4%) of gross revenues from the Project.

(aa)

“Permitted Use” shall mean the use of the Premises for general office purposes all in compliance with all Legal Requirements and the terms and conditions of this Lease, and such other uses as Landlord may approve.

(bb)

“Premises” shall mean that portion of the Project depicted and identified as such on

Exhibit “C” attached hereto consisting of approximately 3,092 rentable square feet.

(cc)

“Present Value” shall have the meaning ascribed to such term in Section 11.2(f) hereof.

(dd)

“Prohibited Taking” shall have the meaning ascribed to such term in Section 10.1 hereof.

(ee)

“Project” shall mean the collective reference to the Land and Improvements, which are located at 250 Marquette Avenue, Minneapolis, Minnesota, and such other improvements as may now exist or hereafter be constructed or installed.

(ff)

“Related Entity” shall have the meaning ascribed to such term in Section 12.3 hereof.

(gg)

“Rent” shall mean the sum of Base Rent and Additional Rent.

(hh)

“Rules” shall mean those reasonable rules and regulations adopted for all tenants within the Project from time to time by Landlord with respect to the use and care of the Project.  The Rules shall be consistent with rules and regulations imposed by Landlord on property similar to the Project, uniformly enforced against all Project tenants, and effective after reasonable written notice to Tenant thereof.

(ii)

“State” shall mean the State in which the Project is located.

(jj)

“Taxes” shall mean all taxes of every kind and nature imposed upon or assessed of or against Landlord with respect to the Project, Tenant or any portion of the Project or interest therein, all charges for any easement or agreement maintained for the benefit of any portion of the Project, all general and special assessments, levies, permits, inspection and license fees, all water and sewer rents and charges and all other public charges, levies or taxes, whether of a like or different nature, even if unforeseen or extraordinary, imposed upon or assessed of or against Landlord with respect to the Project, Tenant or any portion of the Project or interest therein, together with any penalties or interest on any of the foregoing to the extent Tenant has not provided Landlord with funds with respect to the payment of such taxes and charges under Section 3.3(a) hereof.  Notwithstanding the foregoing, Taxes shall not include (i) any profits or excess profits tax, franchise taxes, gift taxes, estate taxes, capital stock taxes, inheritance and succession taxes, transfer taxes, recordation taxes, intangible taxes, federal, state or local income taxes, gross receipts taxes, capital gains taxes, corporate or unincorporated business taxes or any other taxes to the extent applicable to Landlord’s general or net income, (ii) any items included as Operating Expenses or expressly excluded from the definition of Operating Expenses, (iii) any taxes imposed in connection with personal property owned, leased or used by any other tenant or occupant of the Project and (iv) except as otherwise provided above, penalties or interest incurred as a result of Landlord’s failure to make any required payment of Taxes.

(kk)

“Tenant” shall mean Storage Elements, Inc., a Minnesota corporation.

(ll)

“Tenant’s Plans” shall have the meaning ascribed to such term in Section 4.1(b) hereof.

(mm)

“Tenant’s Share” shall mean .573%.  If the total rentable area of the Improvements is altered for any reason by Landlord after the date of this Lease, or otherwise, Landlord will adjust Tenant’s Share to properly reflect such alteration or addition according to the following formula:  Tenant’s Share shall be determined by dividing the total rentable area of the Premises by the total rentable area of the Improvements.  For the purposes of such calculation, Landlord’s measuring methodology shall be consistent for the Premises, the

Improvements, and all future alterations to the Improvements.

(nn)

“Tenant’s Work” shall mean those matters described as “Tenant’s Work” on Exhibit “D” attached hereto.

EXHIBIT “A”

LEGAL DESCRIPTION OF LAND

Lots 128 to 155 inclusive, including adjacent vacated alley; Auditor’s subdivision #137 Hennepin County, Minnesota

EXHIBIT “B”

MONTHLY AMOUNT OF BASE RENT

Lease Year	Amount

1	$2,061.33
2	$2,576.67
3	$2,834.33
4	$3,092.00
5	$3,092.00
6 and thereafter	$3,349.66

EXHIBIT “C”

DEPICTION OF PREMISES

(See shaded portions attached)

EXHIBIT “D”

TENANT’S WORK

1.

Tenant, or an agent of Tenant, will manage the construction of improvements and installation of all Tenant’s Work and equipment.  Tenant will directly hire and manage the contractors and subcontractors, using only union labor (except to the extent otherwise permitted by Landlord), including mechanical and electrical engineers, subject to Landlord’s approval.  Landlord and Tenant agree that Landlord will be involved in the construction process.

2.

During the period of construction of Tenant’s Work, Tenant will be allowed access for construction, and Landlord will provide temporary power and lighting, to the Premises twenty-four (24) hours per day, seven (7) days per week, at no additional cost to Tenant, and Tenant will be allowed access during normal business hours to the Common Areas, the parking ramp, the loading docks.

3.

No part of Tenant’s Work shall commence until Tenant has provided Landlord with assurances reasonably satisfactory to Landlord of Tenant’s ability to pay Tenant’s contractors and suppliers in a timely fashion and procedures satisfactory to Landlord for making such payments, including but not limited to obtaining lien waivers pursuant to Section 4.4 of the Lease.

4.

Subject to reasons beyond Tenant’s control, Tenant’s Work will commence and diligently progress during the period between the Completion Date and a date 45 days following the Completion Date, and will be substantially complete on or before a date 45 days following the Completion Date.

5.

Tenant’s Work will not materially interfere with Landlord’s operation and management of the Project.

6.

Tenant will be responsible for obtaining and maintaining all necessary permits that are required for Tenant’s installation and use of any component of Tenant’s Work.

7.

Tenant’s Work shall include only those matters expressly described in Tenant’s Plans and shall comply with the terms and conditions of the Lease.  Tenant’s Plans shall include all details necessary to construct those items with respect to which Tenant is obligated to construct.

EXHIBIT “E”

LANDLORD’S WORK

Landlord shall construct the improvements to the Premises substantially in accordance with the following plan sheets dated ______________ prepared by Walsh Bishop Associates, Inc.

G100

A201

A600

A700

A901

AMENDMENT TO LEASE AGREEMENT

THIS AMENDMENT TO LEASE AGREEMENT (the “Amendment”) is made and entered into as of July 27, 2005 by and between FRM Associates, LLC, a Nevada limited liability company (“Landlord”), and Storage Elements, Inc., a Minnesota corporation (“Tenant”).

RECITALS:

A.

Landlord and Tenant are parties to that certain Lease Agreement dated as of June 15, 2005 (the “Lease”) (capitalized terms utilized in this Amendment shall have the meanings ascribed to them in the Lease unless separately defined herein).

B.

Landlord and Tenant desire to amend the Lease on the terms and conditions set forth herein.

AGREEMENTS:

NOW, THEREFORE, in consideration of the foregoing Recitals which, by this reference thereto, are hereby incorporated into the body of this Agreement, and for other good, fair and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.

Lease Amendments.  Effective as of the date hereof, the Lease is hereby amended as follows:

(a)

The following provisions appearing in Exhibit “D” of the Lease are hereby deleted in their entirety:

TENANT’S WORK

1.

Tenant, or an agent of Tenant, will manage the construction of improvements and installation of all Tenant’s Work and equipment.  Tenant will directly hire and manage the contractors and subcontractors, using only union labor (except to the extent otherwise permitted by Landlord), including mechanical and electrical engineers, subject to Landlord’s approval.  Landlord and Tenant agree that Landlord will be involved in the construction process.

2.

During the period of construction of Tenant’s Work, Tenant will be allowed access for construction, and Landlord will provide temporary power and lighting, to the Premises twenty-four (24) hours per day, seven (7) days per week, at no additional cost to Tenant, and Tenant will be allowed access during normal business hours to the Common Areas, the parking ramp, the loading docks.

3.

No part of Tenant’s Work shall commence until Tenant has provided Landlord with assurances reasonably satisfactory to Landlord of Tenant’s ability to pay Tenant’s contractors and suppliers in a timely fashion and procedures satisfactory to Landlord for making such payments, including but not limited to obtaining lien waivers pursuant to Section 4.4 of the Lease.

4.

Subject to reasons beyond Tenant’s control, Tenant’s Work will commence and diligently progress during the period between the Completion Date and a date 45 days following the Completion Date, and will be substantially complete on or before a date 45 days following the Completion Date.

5.

Tenant’s Work will not materially interfere with Landlord’s operation and management of the Project.

6.

Tenant will be responsible for obtaining and maintaining all necessary permits that are required for Tenant’s installation and use of any component of Tenant’s Work.

7.

Tenant’s Work shall include only those matters expressly described in Tenant’s Plans and shall comply with the terms and conditions of the Lease.  Tenant’s Plans shall include all details necessary to construct those items with respect to which Tenant is obligated to construct.

(b)

Exhibit “E” of the Lease is hereby amended to read:

 “Landlord shall construct the improvements to the Premises substantially in accordance with the following plan sheets dated July 13, 2005 prepared by Walsh Bishop Associates, Inc.”

(c)

The Premises as depicted on Exhibit “C”  shall be known as “Suite 540”.

2.

Ratification.  Except as hereby amended, the Lease remains unmodified and in full force and effect.

3.

Counterparts.  This Amendment and the Consent attached hereto may be executed in counterparts and evidenced by facsimile signature pages.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

“LANDLORD”

FRM ASSOCIATES, LLC,

a Nevada limited liability company

By /s/Eugene M. Rerat, III

Its partner

“TENANT”

STORAGE ELEMENTS, INC.

a Minnesota corporation

By /s/Brad Wenzel

Its President